Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Raphael Industries Ltd. :

We hereby consent to the inclusion in this Registration Statement on Form S-1, of our report dated January 22, 2010 of Raphael Industries Inc., relating to the financial statements as of September 30, 2009 and for the period from inception, October 1, 2005 to September 30, 2009, and to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ K. R. MARGETSON LTD.
North Vancouver, BC
March 24, 2010